UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 9, 2021
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 8.01 OTHER EVENTS
On March 9, 2021, Pitney Bowes Inc. (the “Company”) issued a press release announcing the launch of an offering (the “Offering”) of $800,000,000 aggregate principal amount of senior notes, consisting of senior notes due 2027 (the “2027 Notes”) and senior notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Notes”) in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the Offering, together with cash on hand, to (i) repay a portion of the borrowings outstanding under the Company’s secured term loan B facility (the “Term Loan B Repayment”), (ii) pay the tender offer consideration for up to $375,000,000 aggregate principal amount of its 3.875% Notes due 2022, 4.700% Notes due 2023, and 4.625% Notes due 2024 (collectively, the “Existing Notes”), subject to the applicable tender cap for each series of the Existing Notes, that are validly tendered (and not validly withdrawn) by holders of the Existing Notes and accepted by the Company in connection with the cash tender offer that it commenced on March 8, 2021 (the “Concurrent Tender Offer”) and (iii) pay the fees and expenses in connection with the Offering and the Concurrent Tender Offer. Any excess proceeds after the Company uses the proceeds as described above will be used for general corporate purposes. The Offering is not conditioned on the Term Loan B Repayment or the completion of the Concurrent Tender Offer. If the Term Loan B Repayment is not made or the Concurrent Tender Offer is not completed, the Company intends to use the net proceeds from the Offering for general corporate purposes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The Company has not registered, and will not register, the Notes under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. The Notes will be subject to restrictions on transferability and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release of Pitney Bowes Inc., dated March 9, 2021.
(104)	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Debbie D. Salce
Name: Debbie D. Salce
Date: March 9, 2021	Title: Vice President and Treasurer